SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                           Commission Only (as permitted
                                           by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           MATEC Corporation
------------------------------------------------------------------------
            (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X] No fee required
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    0-11.

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   3) Per unit price or other underlying value of transaction computed
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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
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paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                               MATEC CORPORATION
                           (A Delaware corporation)
                                ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                April 28, 1997
                              -----------------


To the Stockholders of
MATEC CORPORATION

    The Annual Meeting of Stockholders of MATEC Corporation will be held at the Courtyard Marriott, 10 Fortune Boulevard, Milford, MA 01757, on April 28, 1997 at 10:00 A.M. to consider and vote on the following matters described under the corresponding numbers in the attached Proxy Statement:

           (1) The election of seven directors; and

           (2) Such other matters as may properly come before the meeting.

    The Board of Directors has fixed March 24, 1997, at the close of business, as the record date for the determination of stockholders entitled to vote at the meeting, and only holders of shares of Common Stock of record at the close of business on that day will be entitled to vote. The list of such stockholders will be available for inspection by stockholders during the ten days prior to the meeting in accordance with
Section 219 of the Delaware General Corporation Law at the Courtyard Marriott, 10 Fortune Boulevard, Milford, MA 01757. Stockholders may make arrangements for such inspection by contacting the Secretary of MATEC Corporation, 75 South Street, Hopkinton, Massachusetts 01748. The stock transfer books of the Corporation will not be closed.

    WHETHER OR NOT YOU EXPECT TO BE PRESENT, PLEASE FILL IN, SIGN AND MAIL THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN THE EVENT YOU ATTEND THE MEETING.

                                By Order of the Board of Directors


                                      John J. McArdle III
                                             Secretary

March 28, 1997

    Requests for additional copies of the proxy material should be addressed to Secretary, MATEC Corporation, 75 South Street, Hopkinton, Massachusetts 01748.

                               MATEC CORPORATION

                                75 South Street
                        Hopkinton, Massachusetts  01748


                            --------------------

                                PROXY STATEMENT
                            --------------------


                         ANNUAL MEETING OF STOCKHOLDERS
                                April 28, 1997
                            --------------------



    The enclosed Proxy is solicited by the Board of Directors of MATEC Corporation (the "Corporation") in connection with the Annual Meeting of Stockholders to be held on April 28, 1997. The Board of Directors has fixed March 24, 1997, at the close of business, as the record date for the determination of stockholders entitled to vote at the meeting. Any Proxy received by the Board of Directors may be revoked, either in writing or in person, by the record holder of the shares covered thereby, if such revocation is received by the Corporation at any time prior to said Proxy being exercised. It is anticipated that this Proxy Statement and the enclosed Notice and Proxy first will be mailed to stockholders of record on or about March 31, 1997.

    All Proxies will be voted in accordance with the instructions contained therein and if no choice is specified will be voted in favor of the election as directors of the persons named herein. The Corporation knows of no reason why any of the nominees named herein would be unable to serve. In the event, however, that any such nominee should prior to the election become unable to serve as a director, the Proxy will be voted for such substitute nominee, if any, as the Board of Directors shall propose.

    A stockholder who abstains from a vote by registering an abstention vote will be deemed present at the meeting for quorum purposes but will not be deemed to have voted on the particular matter. Similarly, in the event a nominee holding shares for beneficial owners votes on certain matters pursuant to discretionary authority or instructions from beneficial owners, but with respect to one or more other matters does not receive instructions from beneficial owners and does not exercise discretionary authority (a so-called "non-vote"), the shares held by the nominee will be deemed present at the meeting for quorum purposes but will not be deemed to have voted on such other matters. Thus, on the vote for the proposal to elect directors, where the outcome depends on the votes cast, abstentions and non-votes will have no effect.

    The Annual Report to Stockholders of the Corporation, including financial statements for the year ended December 31, 1996, is enclosed herewith.

                               VOTING SECURITIES

    All the voting power of the Corporation is vested in its Common
Stock. As of the close of business on March 11, 1997, 2,745,316 shares of Common Stock, par value $.05 per share (exclusive of 1,058,879 shares held by the Corporation as treasury shares) were outstanding. Each share of Common Stock (other than the treasury shares) is entitled to one vote. It is not presently anticipated that the number of issued and outstanding shares of Common Stock will significantly change between March 11, 1997 and the record date.

    Set forth below is information concerning the ownership as of March 11, 1997 of the Common Stock of the Corporation by persons who, to the knowledge of the Board of Directors, own more than 5% of the outstanding shares of Common Stock of the Corporation. Unless otherwise indicated the beneficial owners have sole voting and investment power with respect to the shares beneficially owned.

Name and Address                   Amount                    Percentage of
of Beneficial Owner           Beneficially Owned                 Class
-------------------           ------------------              ------------

Dimensional Fund                 149,000 (1)                      5.4%
 Advisors Inc.
1299 Ocean Avenue
11th Floor
Santa Monica, CA  90401

Robert B. Gill                   241,300 (2)(3)                   8.4%
34 Woodland Drive
East Windsor, NJ  08520

John J. McArdle III              187,962 (4)(5)                   6.8%
MetroWest Bank
15 Park Street
Framingham, MA  01701

Mary R. and                      207,400                          7.6%
 Emil Vaccari
508 40th Street
Union City, NJ  07087

Robert W. Valpey                 204,403 (4)(6)                   7.4%
Route 25
Box 249
Center Harbor, NH  03226

Ted Valpey, Jr.                  747,435 (7)                     27.2%
P.O. Box 4100
Portsmouth, NH  03801

----------------------------
(1) Dimensional Fund Advisors Inc., a registered investment advisor, is deemed to have beneficial ownership of 149,000 shares of Common Stock of the Corporation as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a

Delaware business trust, or the DFA Group Trust and DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional Fund Advisors Inc. disclaims beneficial ownership of all such shares.

(2) Includes 64,300 shares jointly owned by Mr. Gill's wife and deposited as collateral by Mr. & Mrs. Gill in a joint margin account maintained by them with a registered broker-dealer.

(3) Includes 120,000 shares issuable upon exercise of currently exercisable stock options.

(4) Includes 100,000 shares, as to which each of Mr. Robert Valpey and Mr. McArdle disclaims beneficial ownership, held by a trust of which each is one of two trustees.

(5) Includes 25,750 shares owned by Mr. McArdle's wife as to which he disclaims beneficial ownership.

(6) Includes 2,900 shares owned by Mr. Robert Valpey's wife as to which he disclaims beneficial ownership and 1,000 shares jointly owned by Mr. Valpey's wife.

(7) 300,000 of such shares are pledged as collateral to a bank to secure certain indebtedness of Mr. Ted Valpey, Jr.

                     SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth certain information furnished to the Corporation regarding the beneficial ownership of the Corporation's Common Stock at March 11, 1997 by each director, nominee for election as director, executive officer and executive officers and directors as a group. Unless otherwise indicated, such person has sole voting and investment power with respect to the shares beneficially owned.

Directors and                      Amount                    Percent
Executive Officers           Beneficially Owned               Owned
------------------           ------------------              -------

Eli Fleisher                       87,000 (1)                  3.2%
Robert B. Gill                    241,300 (2)(3)               8.4%
Lawrence Holsborg                 114,267                      4.2%
John J. McArdle III               187,962 (4)(5)               6.8%
Robert W. Muir, Jr.                 8,000                 less than 1%
Joseph W. Tiberio                  25,000                 less than 1%
Robert W. Valpey                  204,403 (4)(6)               7.4%
Ted Valpey, Jr.                   747,435 (7)                 27.2%
Michael J. Kroll                   14,800 (8)(9)          less than 1%

Directors and Executive
  Officers as a Group
  (consisting of
  9 individuals)                1,530,167 (1)-(9)             53.4%
---------------------
(1) Includes 1,500 shares owned by Mr. Fleisher's wife as to which he disclaims beneficial ownership.

(2) Includes 64,300 shares jointly owned by Mr. Gill's wife and deposited as collateral by Mr. & Mrs. Gill in a joint margin account maintained by them with a registered broker-dealer.

(3) Includes 120,000 shares issuable upon exercise of currently exercisable stock options.

(4) Includes 100,000 shares, as to which each of Mr. Robert Valpey and Mr. McArdle disclaims beneficial ownership, held by a trust of which each is one of two trustees.

(5) Includes 25,750 shares owned by Mr. McArdle's wife as to which he disclaims beneficial ownership.

(6) Includes 2,900 shares owned by Mr. Robert Valpey's wife as to which he disclaims beneficial ownership and 1,000 shares jointly owned by Mr. Valpey's wife.

(7) 300,000 of such shares are pledged as collateral to a bank to secure certain indebtedness of Mr. Ted Valpey, Jr.

(8) Includes 8,700 shares jointly owned by Mr. Kroll's wife.

(9) Includes 1,000 shares issuable upon exercise of currently exercisable stock options.

                             ELECTION OF DIRECTORS

Nominees

    The Board of Directors has amended the By-Laws of the Corporation, effective the date of the 1997 Annual Meeting, to decrease the number of directors from eight to seven. Seven directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting and until his successor is elected and qualified. Directors are elected by a plurality of the votes cast.

    The following table sets forth certain information furnished to the Corporation regarding the persons who are nominees for election as directors of the Corporation:
                                                     Year First
                            Principal Occupation     Elected
Name of Nominee             for Past Five Years      Director      Age
---------------             --------------------     ---------     ---

Eli Fleisher(d)             Investor since            1977          69
                            prior to 1992.

Robert B. Gill(a)(c)        President and Chief       1983          55
                            Executive Officer
                            of the Corporation
                            since December 21,
                            1992; President of
                            Laser Diode, Inc.
                            (manufacturer of
                            communication
                            equipment) from
                            prior to 1992
                            to December 1992.

Lawrence Holsborg(b)(c)(d)  Investor since prior      1986          63
                            to 1992.

John J. McArdle III(a)(b)   Employee of Prime         1992          47
                            Capital Group
                            (financial consul-
                            tants) since prior
                            to 1992; President of
                            RSC Realty Corporation
                            (a subsidiary of the
                            Corporation) since prior
                            to 1992 and Secretary
                            of the Corporation
                            since prior to 1992;
                            President and Chief
                            Executive Officer of
                            MetroWest Bank since
                            January 1993.

Robert W. Muir, Jr.         CEO and President of      1996          48
                            Diamond Communication
                            Products Inc. (manufac-
                            turer of poleline
                            hardware) since prior
                            to 1992.

Joseph W. Tiberio(a)(b)     President, Century        1986          75
                            Manufacturing Co.,
                            Inc. (metal stamp-
                            ing) since prior to
                            1992; President
                            Ty-Wood Corporation
                            (metal fabrication)
                            since prior to 1992.

Ted Valpey, Jr.(a)(c)       Investor; Chairman        1980          64
                            of the Corporation
                            since prior to
                            1992 and Chief
                            Executive Officer
                            of the Corporation
                            from prior to 1992
                            to December 21, 1992.

--------------------

(a) Member of the Executive Committee.
(b) Member of the Audit Committee.
(c) Member of the Nominating Committee.
(d) Member of the Stock Option-Compensation
    Committee.

    Except for Mr. Muir, each of the above nominees was elected a director at the last Annual Meeting of Stockholders and has served continuously since the year he was first elected.

    Mr. Robert Valpey, a director who is not standing for reelection, is a member of the Executive Committee and the Stock Option-Compensation Committee. Robert Valpey and Ted Valpey, Jr. are brothers.

    The Board of Directors held five meetings during the last fiscal year.

    The Stock Option-Compensation Committee of the Board of Directors recommends to the Board of Directors the compensation for the Chairman and the Chief Executive Officer ("CEO"), approves the compensation recommendations of the CEO for corporate and executive officers, and subsidiary presidents and controllers, administers and approves option grants pursuant to the Corporation's 1992 Stock Option Plan, and approves the Corporation's contributions and 401(k) match under the Corporation's profit sharing 401(k) plan. The Stock Option-Compensation Committee held three meetings during 1996.

    The Nominating Committee of the Board of Directors performs such functions as the selection and recommendation to the Board of Directors of potential candidates for nomination as directors. The Nominating Committee held one meeting during 1996. In recommending to the Board the nominees for election as directors, the Committee will consider stockholders' recommendations for director sent to the Nominating Committee, c/o Secretary, MATEC Corporation, 75 South Street, Hopkinton, Massachusetts 01748. Stockholders must submit the names of potential future nominees in writing with a statement of their qualifications and an indication of the potential nominee's willingness to serve as a director if nominated and elected.

    The Executive Committee of the Board of Directors is authorized to exercise all of the authority of the Board of Directors except that which by law cannot be delegated by the Board of Directors. The Executive Committee did not meet during 1996.

    The Audit Committee of the Board of Directors performs the customary functions of such a committee including recommendation to the directors of the engagement of independent auditors, the review of the plan and results of the yearly audit by the independent auditors, the review of the Corporation's system of internal controls and procedures and the investigation, where necessary, into matters relating to the audit functions. The Audit Committee held three meetings during 1996.

    Except as set forth below none of the directors or nominees is a director of any company (other than the Corporation) which is subject to the reporting requirements of the Securities Exchange Act of 1934 or which is a registered investment company under the Investment Company Act of 1940.

          Name of Director             Director of
          ----------------             -----------

          John J. McArdle III          MetroWest Bank

          Ted Valpey, Jr.              MetroWest Bank


Directors Compensation
----------------------

    Each outside director is paid an annual director's fee of $1,000 plus $500 for each meeting of the Board of Directors attended. Each outside director who is a member of a Committee is paid $500 for each Committee meeting attended and not held on the same day as a meeting of the Board of Directors. For Committee meetings held on the same day as meetings of the Board of Directors, each outside director is paid for attendance at the rate of $250 per Committee meeting.

Compliance with Section 16(a) of the Securities Exchange Act of 1934
--------------------------------------------------------------------

    As required by the Securities and Exchange Commission rules under
Section 16(a) of the Securities Exchange Act of 1934, the Corporation notes that in 1996 Michael J. Kroll, Vice President and Treasurer of the Corporation, filed a delinquent Form 5 for 1994 reporting the granting of a stock option for 2,500 shares of the Common Stock of the Corporation.

                              EXECUTIVE COMPENSATION

Executive Compensation
----------------------

    The Summary Compensation Table below sets forth compensation information for each of the Corporation's last three fiscal years for the CEO and the other executive officer who was serving as such at the end of the Corporation's fiscal year ended December 31, 1996 and whose total annual salary for such fiscal year exceeded $100,000.

                            SUMMARY COMPENSATION TABLE


                                               Long Term
                 Annual Compensation(1)(2)     Compensation
                 ----------------------------  ------------

                                               Awards
                                               ------

                                               Securities
Name and                                       Underlying
Principal                                      Options/       All Other
Position           Year    Salary     Bonus    SAR's (#)      Compensation(3)
---------          ----    ------     -----    ----------     ------------

Robert B. Gill     1996   $200,000      --          --          $4,500
President and      1995    200,000    25,000        --           4,500
CEO                1994    175,000      --          --           4,500


Michael J. Kroll   1996    111,500      --          --           3,532
Vice President     1995    111,500      --          --           3,532
and Treasurer      1994    107,000      --        2,500          3,210

-----------------------------------------

(1) The Corporation maintains a Management Incentive Plan (the "Incentive Plan") which provides cash payments to key managers of the Corporation based on the achievement of defined profit objectives by various operating units and other transaction and performance-oriented goals. The Corporation paid no amounts to Mr. Gill or Mr. Kroll pursuant to the Incentive Plan in 1996, 1995, or 1994.

(2) The above table does not include any amounts for personal benefits because, in any individual case, such amounts do not exceed the lesser of $50,000 or 10% of such individual's cash compensation.

(3) Represents amounts allocated under the Corporation's Profit Sharing and Savings Plan.

Option Table
------------
    The following table sets forth option exercise activity in the last fiscal year and the fiscal year-end option values with respect to Mr. Gill and Mr. Kroll. No stock options were granted to Mr. Gill or Mr. Kroll during 1996.

              Aggregated Option Exercises in the Fiscal Year
               Ended December 31, 1996 and December 31, 1996
                              Option Values
              ----------------------------------------------

                        Shares
                        Acquired
    Name                On Exercise(#)           Value Realized ($)(1)
   ------               --------------           ---------------------

Robert B. Gill                --                         --

Michael J. Kroll            2,000                       $120


                        Number of
                        Securities                      Values of
                        Underlying                      Unexercised
                        Unexercised                     In-the-money
                        Options at                      Options at
                        12/31/96                        12/31/96 (2)
                        ----------                      ------------
                  Exercisable   Unexercisable    Exercisable  Unexercisable
                  -----------   -------------    -----------  -------------

Robert B. Gill      120,000         30,000         $-0-           $-0-

Michael J. Kroll      1,000          1,500          -0-            -0-

-------------------------

(1) Calculated by determining the difference between the exercise price and the market price on the day of exercise.

(2) The fair market value of the Corporation's Common Stock at December 31, 1996 was $3.375 per share. The exercise price of all exercisable and unexercisable options to purchase shares held by Mr. Gill and Mr. Kroll were equal to or in excess of such fair market value.


Certain Transactions
--------------------

    The Corporation pays Ted Valpey, Jr. $80,000 per year for his services as Chairman and reimburses Mr. Valpey at the rate of $4,000 per month for office, secretarial and other business expenses.

                   EXECUTIVE COMPENSATION REPORT OF THE
                   STOCK OPTION-COMPENSATION COMMITTEE
                   ------------------------------------

    The Stock Option-Compensation Committee (the "Committee") of the Board of Directors consists of three non-employee directors, Eli Fleisher, Lawrence Holsborg and Robert W. Valpey.

    The Committee recommends to the Board of Directors the compensation for the Chairman and the CEO, approves the compensation recommendations of the CEO for corporate and executive officers, and subsidiary presidents and controllers, administers and approves option grants pursuant to the Corporation's 1992 Stock Option Plan, and approves the Corporation's contributions and 401(k) match under the Corporation's profit sharing 401(k) plan.

Compensation Policy for Executive Officers
------------------------------------------

    The Committee's policy is that the Corporation's executive officers should be paid a salary commensurate with their responsibilities, should receive short-term incentive compensation in the form of a bonus determined in accordance with the Management Incentive Plan referred to below (which takes into account the Corporation's performance for a year), and should receive long-term incentive compensation in the form of stock options.

    The policy with respect to salaries of the executive officers, other than the CEO, is that it should be in an amount recommended by the CEO, and the current salary is in the amount so recommended. The considerations entering into the determination by the CEO of the salary for the named executive which he recommended to the Committee in 1996 was his subjective evaluation of the ability and past performance of the executive and his judgment of his potential for enhancing the profitability of the Corporation. The CEO advised the Committee that, in his subjective judgment based on his experience and knowledge of the market place, such salary was reasonable and proper in light of duties and responsibilities of the executive.

    On the recommendation of the Committee, the Board in 1995 adopted the Corporation's Management Incentive Plan (the "Plan"). The Plan sets a total corporate bonus pool (the "Bonus Pool") based on a range of per share operating profit (net of income tax amounts). Each executive officer is to receive from the Bonus Pool an amount equal to such percentage thereof as the Chairman recommends and as approved by the Committee. The Chairman has informed the Committee that his determinations of awards to be recommended from the Plan were based on his subjective evaluation of the performance of each executive during the year, which would include the executive's contribution to the Corporation's profitability for the year, the success of the executive in resolving problems and the extent to which the executive had been effective in laying the ground work for increased future profitability of the Corporation. The earnings in fiscal 1996 did not meet the Plan's performance ranges and accordingly, no bonuses were earned in 1996.

    The Committee's policy generally is to grant options to executives and other key employees under the Corporation's 1992 Stock Option Plan (the "Option Plan") and in amounts not exceeding the amounts recommended by the Chairman and the CEO. The recommendations of the Chairman and CEO for option grants reflect their subjective judgment of the performance of employees and the potential benefit to the Corporation from the grant of this form of incentive compensation. In recommending option grants the Chairman and CEO, among other things, consider the amount and terms of options granted in the past. No options were granted under the Option Plan to executive officers in the 1996 fiscal year.

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the CEO and other named executive officer. Because of the range of compensation paid to its executive officers, the Committee has not established any policy regarding annual compensation to such executive officers in excess of $1,000,000.


Compensation of the CEO in 1996
-------------------------------

    In March, 1996, the Committee recommended to the Board of Directors, which approved the recommendation, that the base salary of the CEO remain at the 1995 level of $200,000 based on the performance of the Corporation in fiscal 1995 and other subjective judgments made by the Committee.

                                 Eli Fleisher
                                 Lawrence Holsborg
                                 Robert W. Valpey
                                   Stock Option-Compensation Committee


Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

    Mr. Holsborg was President of Matec Fiberoptics Inc., a subsidiary of the Corporation, prior to 1989.

                            PERFORMANCE GRAPH

    The graph below compares the cumulative total shareholder return on the Corporation's Common Stock with the cumulative total return of the American Stock Exchange Index and a weighted index made up 40% of companies in the electronic components manufacturing business, 40% of companies in the fabricated metal products business and 20% of companies in the laboratory analytical instruments business, for the five years beginning December 31, 1991 and ending December 31, 1996 (assuming the investment of $100 on December 31, 1991, and reinvestment of all dividends). The Corporation selected the weighted index because the companies included therein are engaged in operations similar to those of the Corporation's three segments with the percentages being approximately the same as the revenues of the segments are of total revenues during the period since December 31, 1991.


                       TOTAL SHAREHOLDER RETURNS
                      ---------------------------
                                             American
Measurement Period            MATEC       Stock Exchange       Peer
(Fiscal Year Covered)      Corporation        Index            Group
---------------------      -----------    --------------    -----------

Measurement Pt-12/31/91     $100.00        $100.00           $100.00

FYE 12/31/92                  71.40         101.06            104.06
FYE 12/31/93                  79.05         120.78            112.23
FYE 12/31/94                  91.80         109.78            113.64
FYE 12/31/95                  81.60         138.77            147.24
FYE 12/31/96                  68.85         147.65            163.02


                               Base
                               Period
                               Dec.91  Dec.92  Dec.93  Dec.94  Dec.95  Dec.96

MATEC CORPORATION              100      71.40   79.05   91.80   81.60   68.85
AMERICAN STOCK EXCHANGE IND    100     101.06  120.78  109.78  138.77  147.65
WEIGHTED PEER INDEX            100     104.06  112.23  113.64  147.24  163.02

                                 OTHER MATTERS

    The Board of Directors knows of no matters to be presented at the meeting other than those set forth in the foregoing Notice of Annual Meeting. If other matters properly come before the meeting, the persons named on the accompanying form of proxy intend to vote the shares subject to such proxies in accordance with their best judgment.

Audit and Related Matters
-------------------------
    The Board of Directors has selected Deloitte & Touche, independent certified public accountants, as auditors of the Corporation for 1997.

    The consolidated financial statements of the Corporation and its subsidiaries included in the Annual Report to Stockholders for the fiscal year ended December 31, 1996 were examined by Deloitte & Touche. Representatives of Deloitte & Touche are expected to attend the meeting with the opportunity to make a statement if they desire. It is expected that such representatives will be available to respond to appropriate questions from stockholders.

Additional Information
----------------------
    The cost of solicitation of Proxies will be borne by the Corporation. If necessary to insure satisfactory representation at this meeting, Proxies may be solicited to a limited extent by telephone or personal interview by officers and employees of the Corporation. Such solicitation will be without cost to the Corporation, except for actual out-of-pocket communication charges. Brokerage houses, banks, custodians, nominees and fiduciaries are being requested to forward the proxy material to beneficial owners and their reasonable expenses therefore will be reimbursed by the Corporation.

Stockholder's Proposals
-----------------------
    From time to time, stockholders present proposals which may be proper subjects for inclusion in the Proxy Statement and for consideration at the annual meeting. To be considered, proposals must be submitted on a timely basis. Proposals for the 1998 annual meeting must be received by the Corporation no later than November 25, 1997.

                                             John J. McArdle III
                                                  Secretary

March 28, 1997

    Upon the written request of any stockholder of the Corporation, the Corporation will provide to such stockholder a copy of the Corporation's Annual Report on Form 10-KSB for 1996, including the financial statements and the schedules thereto, filed with the Securities and Exchange Commission.
Any such request should be directed to Secretary, MATEC Corporation, 75 South Street, Hopkinton, Massachusetts 01748. There will be no charge for such report unless one or more exhibits thereto are requested, in which case the Corporation's reasonable expenses of furnishing such exhibits may be charged.

    All stockholders are urged to fill in, sign and mail the enclosed Proxy promptly whether or not you expect to attend the meeting. If you are mailing your Proxy, kindly do so sufficiently in advance of the meeting date so that it will be received in time to be counted at the meeting.
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                             MATEC CORPORATION

                 PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR ANNUAL MEETING ON APRIL 28, 1997

    The undersigned hereby constitutes and appoints TED VALPEY, JR., ROBERT
B. GILL and MICHAEL J. KROLL, any one of whom is authorized to act singly, attorneys and proxies with full power of substitution according to the number of Common Stock of MATEC Corporation which the undersigned may be entitled to vote and with all powers which the undersigned would possess if personally present at the Annual Meeting of its Stockholders to be held on April 28, 1997, the the Courtyard Marriott, 10 Fortune Boulevard, Milford, Massachusetts 01757, and at any adjournment thereof, on matters properly coming before the Meeting. Without otherwise limiting the general authorization hereby given, said attorneys and proxies are instructed to vote on the proposal set forth on the opposite side and described in the Proxy Statement dated March 28, 1997.

The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, each dated March 28, 1997.

-------------------------------------------------------------------------
|  PLEASE VOTE, DATE, AND SIGN ON THE OTHER SIDE AND RETURN PROMPTLY IN |
|  ENCLOSED ENVELOPE                                                    |
-------------------------------------------------------------------------
|                                                                       |
| Please sign this proxy exactly as your name appears on the books of | | the Corporation. Joint owners should each sign personally. Trustees | | and other fiduciaries should indicate the capacity in which they sign,| | and where more than one name appears, a majority must sign. If a | | corporation, this signature should be that of an authorized officer |
| who should state his or her title.                                    |
-------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?

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[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE
                                                                 With- For All
                                                             For hold  Except
MATEC CORPORATION         1. The election of seven directors. []  []     []

UNLESS OTHERWISE SPECIFIED    Eli Fleisher, Robert B. Gill, Lawrence Holsborg,
IN THE SPACE PROVIDED, THE    John J. McArdle III, Robert W. Muir, Jr., Joseph
UNDERSIGNED'S VOTE IS TO      W. Tiberio, Ted Valpey, Jr.
BE CAST "FOR" THE ELECTION
AS DIRECTORS OF THE PERSONS   If you do not wish your shares voted "For" a
NAMED IN THE PROXY STATE-     particular nominee, mark the "For All Except"
MENT DATED MARCH 28, 1997     box and strike a line through the nominee(s)
                              name. Your shares will be voted for the remaining nominee(s).

RECORD DATE SHARES:           A vote "FOR" is recommended by the Board of
                              Directors on the above proposal.



Please be sure to sign and        Mark box at right if comments or address []
date this Proxy.--------------    change have been noted on the reverse
                |Date        |    side of card.
------------------------------------------------------
|                                                    |
|                                                    |
-Stockholder sign here--------Co-owner sign here------


Detach Card
                     MATEC CORPORATION

Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting, April 28, 1997.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

MATEC Corporation



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